Exhibit 10.2

AMENDMENT TO
1999 EMPLOYEE STOCK OPTION PLAN

This amendment (this “Amendment”) dated as of February 24, 2004 amends the 1999 Employee Stock Option Plan (the “Stock Option Plan”) of Acorda Therapeutics, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company wishes to amend the terms of the Stock Option Plan to provide for the issuance of restricted stock in addition to stock options and stock appreciation rights;

NOW, THEREFORE, the Stock Option Plan is amended as follows:

1.             Section 2. Definitions is hereby amended by adding the following definitions:

“Award” means any Stock Option, Stock Appreciation Right or Restricted Stock.

“Participant” shall mean a person selected by the Committee to receive an Award under the Plan.

“Restricted Period” shall mean the period of time selected by the Committee during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

“Restricted Stock” shall mean shares of Common Stock awarded to a Director or Employee under Section 14.

In addition, the definition of “Committee” is deleted in its entirety and replaced with the following:

“Committee” shall mean the full Board, Compensation Committee of the Board or such other committee as may be designated by the Board. If and when the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Act”), to the extent necessary to comply with Rule 16b-3 under the Act with respect to Option grants to officers and directors, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and, to the extent necessary to exclude Options granted under the Plan from the calculation of the income tax deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), each member of the Committee shall be an “outside director” within the meaning of Code Section 162(m). A majority of the Committee shall constitute a quorum, and acts of the majority of members present at any meeting at which a quorum is present shall be deemed the acts of the Committee.  The Committee may also act by instrument signed by all members of the Committee.

2.             The following new Section 14 is added:

SECTION 14.  RESTRICTED STOCK

(a)           The Committee may grant Restricted Stock Awards entitling recipients to acquire shares of Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price or at another price specified in the Award (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Committee for such Award.  Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

(b)           Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee during the applicable Restricted Period.  Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine.  Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participants’ designated beneficiary.

(c)           Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(d)           The Committee may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

(e)           A Restricted Stock Award is subject to adjustment on the same terms set forth under Section 9 of the Plan.

3.             Section 4. Administration of the Plan is hereby amended by replacing the reference to “Stock Option” in subsection (a) with the term “Award.”

4.             Section 11. General Provisions is hereby amended by (i) replacing the reference to  “Stock Option” in subsections (a) and (b) with the term “Award” and (ii) replacing the reference to “Grantee in subsection (b) with the term “Participant.”

5.             Section 12. Amendment and Termination is hereby amended by (i) replacing all references to “Stock Option” and “Stock Options” with the term “Award” and “Awards” and (ii) replacing all references to “Grantee” with the term “Participant.”

6.             This Amendment shall be deemed effective immediately upon receipt of stockholder approval of its adoption.